News Release

6705 Rockledge Drive, Suite 900

Bethesda, MD 20817-1850

(301) 581-0600

FOR IMMEDIATE RELEASE	Contact:	Shawn M. Guertin

Chief Financial Officer

(301) 581-5701

Drew Asher

Vice President, Investor Relations

(301) 581-5717

Coventry Health Care Reports First Quarter Earnings of $0.74 per Diluted Share

Re-affirms 2006 Full Year Diluted EPS Guidance of $3.42 to $3.48

Bethesda, Maryland (April 28, 2006) — Coventry Health Care, Inc. (NYSE: CVH) today reported operating results for the quarter ended March 31, 2006. Operating revenues reached a record $1.94 billion for the quarter with net earnings of $121.0 million, or $0.74 per diluted share. GAAP treatment for the Medicare Part D products results in a disproportionate loss early in the calendar year and a disproportionate gain later in the year. This quarter includes a GAAP loss of ($0.06) per diluted share related to Medicare Part D.

“I am delighted with the performance of our Company in the first quarter of 2006,” said Dale B. Wolf, chief executive officer of Coventry. “Our health plan business is a consistent performer, and we continue to realize earnings and cash flow leverage from our fee-based businesses. Furthermore, we successfully implemented Medicare Part D in the first quarter, and the business is operationally and financially on track. Overall, our opportunities and prospects are outstanding and we look forward to a successful 2006.”

First Quarter Highlights

•	Revenues up 23.9% over the prior year quarter
•	Consolidated operating margin of 9.4%
•	Successful operational and financial launch of Medicare Part D resulting in 529,000 new Coventry members
•	Adjusted cash flows from same store (non-Part D) operations representing 184% of net income. We have presented a reconciliation to GAAP cash flows on page 8.
•	Share repurchase of 2.6 million shares at a cost of $153.5 million during the quarter

•

Health Plan Membership. As of March 31, 2006, Coventry had total health plan membership of 2.55 million members, an increase of 102,000 members or 4.2% over the prior year quarter and an increase of 5,000 members over the prior quarter.

•

Health Plan Insured Commercial Trends. Commercial premium yields continue to track with medical cost trends. On a case by case basis, the renewal increases are in excess of 8.0% and the medical cost trend expectation is unchanged at approximately 8.0%. Reported commercial yield and medical cost PMPM trends for the first quarter of 2006 were lower than this, reflecting a change in mix driven by the termination of certain higher premium/higher medical cost groups and the strength of new sales which on average are in lower cost and benefit plan designs.

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Health Plan Medical Loss Ratio (MLR). Health Plan MLR was 79.9%, a 10 basis point increase over the prior year quarter. Commercial MLR of 78.9% increased 10 basis points, Medicare MLR of 81.9% improved 30 basis points, and Medicaid MLR of 83.9% increased 50 basis points from the prior year quarter.

•

Health Plan Selling, General & Administrative (SG&A) Expenses. SG&A expenses were 11.3% of operating revenues for the quarter, an increase of 10 basis points over the prior year quarter. SG&A PMPM of $22.88 was an increase of 5.5% over the prior year quarter.

•

First Health Revenue and Selling, General & Administrative (SG&A) Expenses. First Health revenue for the quarter was $213.3 million. Revenue for the prior year quarter was $141.9 million which represented results beginning on the acquisition date of January 28, 2005. SG&A expenses were 63.2% of operating revenues for the quarter, an improvement of 210 basis points over the prior year quarter.

•

Stand-Alone Medicare Part D(1). As of March 31, 2006, Coventry had enrolled 529,000 members in Medicare Part D. Total revenue for the quarter was $180.6 million, including $51.0 million of CMS risk-sharing revenue and ($14.4) million of revenue ceded to insurance company distribution partners. Premium yield, excluding CMS risk-sharing revenue and ceded revenue, was $100.36 PMPM. Total MLR was 98.0% for the quarter. Medicare Part D cash flow was very strong for the quarter as a result of the initial building of medical liabilities and receipt of reinsurance payments from CMS.

•

Balance Sheet. Health plan Net Premium Accounts Receivable of $92.6 million represent 5.4 days of sales outstanding (DSO). Health plan Days in Claims Payable (DCP) for the quarter were 55.2, a decrease of 0.4 days from the prior quarter of 55.6 and an increase of 1.1 days from the prior year quarter.

(1) Represents the Medicare Part D Prescription Drug Plan and excludes the health plan Medicare Advantage business.

Consolidated 2006 Guidance Details

Q2 2006 Guidance

•	Total revenues of $1.92 billion to $1.97 billion
•	Earnings per share (EPS) on a diluted basis of $0.80 to $0.82

2006 Full Year Guidance

•	Health plan membership growth of 1.0% to 3.0%
•	Medicare Part D membership of 600,000 to 800,000
•	Risk revenues of $6.8 billion to $7.0 billion, including $500.0 million to $700.0 million of stand-alone Medicare Part D revenue
•	Management services revenues of $900.0 million to $950.0 million
•	Consolidated revenues of $7.70 billion to $7.95 billion
•	Consolidated medical loss ratio (MLR%) of 80.0% to 80.4%
•	Consolidated selling, general, and administrative expenses (SG&A) of $1.30 billion to $1.33 billion
•	Depreciation and amortization expense of $105.0 million to $115.0 million
•	Investment income of $83.0 million to $90.0 million
•	Interest expense of $51.0 million to $54.0 million
•	Tax Rate of 37.25% to 37.75%
•	Diluted share count of 163.0 million to 164.5 million shares
•	Earnings per share (EPS) on a diluted basis of $3.42 to $3.48

Mr. Wolf will host a conference call at 8:30 a.m. ET on Friday, April 28, 2006. To listen to the call, dial toll-free at (800) 289-0569 or, for international callers, (913) 981-5542. Callers will be asked to identify themselves and their affiliations. The conference call will also be broadcast over the Internet at www.cvty.com. Coventry asks participants on both the call and webcast to review and be familiar with its filings with the Securities and Exchange Commission (SEC). A replay of the call will be available for one week at (888) 203-1112, or for international callers, (719) 457-0820. The access code is 1118400.

This press release may contain forward-looking statements, made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, relating to future events or future financial performance. Actual performance may be significantly impacted by certain risks and uncertainties, including those described in Coventry’s Annual Report on Form 10-K for the year ended December 31, 2005.

Coventry Health Care is a national managed health care company based in Bethesda, Maryland operating health plans, insurance companies, network rental / managed care services companies, and workers’ compensation services companies. Coventry provides a full range of risk and fee-based managed care products and services, including HMO, PPO, POS, Medicare Advantage, Medicare Prescription Drug Plans, Medicaid, Workers’ Compensation and Network Rental to a broad cross section of individuals, employer and government-funded groups, government agencies, and other insurance carriers and administrators in all 50 states as well as the District of Columbia and Puerto Rico. More information is available on the Internet at www.cvty.com and www.firsthealth.com.

COVENTRY HEALTH CARE, INC.

HEALTH PLAN MEMBERSHIP

(Amounts in thousands)

	March 31,	December 31,	March 31,
	2006	2005	2005

Health Plan Membership By Market
Delaware	134	119	101
Georgia	84	78	70
Illinois	100	93	86
Iowa	69	67	64
Kansas City	212	218	209
Louisiana	59	64	76
Michigan	60	61	63
Nebraska	63	54	47
North Carolina	126	133	118
Pennsylvania	716	739	723
St. Louis	447	449	451
Utah	214	208	195
Virginia	181	181	170
West Virginia	86	82	76
Total Health Plans	2,551	2,546	2,449

Membership By Product:

Fully-Insured
Commercial	1,474	1,486	1,429
Medicare	80	75	73
Medicaid	385	393	403
Total Fully Insured	1,939	1,954	1,905

Administrative Services Only	612	592	544

Total Health Plan Membership	2,551	2,546	2,449
Stand-Alone Medicare Part D Membership	529	-	-

COVENTRY HEALTH CARE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except per share data)

	Quarters Ended
	March 31,
	2006	2005
	(unaudited)	(unaudited)
Operating revenues:
Managed care premiums	$ 1,716,322	$ 1,401,371
Management services	222,395	163,829
Total operating revenues	1,938,717	1,565,200

Operating expenses:
Medical costs	1,401,054	1,119,149
Selling, general, administrative	328,228	251,737
Depreciation and amortization	26,716	15,840
Total operating expenses	1,755,998	1,386,726

Operating earnings	182,719	178,474
Operating earnings percentage of total revenues	9.4%	11.4%

Interest and debt cost amortization expense	12,906	12,908
Other income, net	22,985	13,957

Earnings before income taxes	192,798	179,523

Provision for income taxes	71,817	66,872
Net earnings	$ 120,981	$ 112,651

Net earnings per share, basic	$ 0.76	$ 0.75
Net earnings per share, diluted	$ 0.74	$ 0.73

Weighted average shares outstanding, basic	160,029	151,130
Weighted average shares outstanding, diluted	163,344	154,947

COVENTRY HEALTH CARE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

	March 31,	December 31,
	2006	2005
	(unaudited)
Assets:

Current assets:
Cash and cash equivalents	$670,017	$391,646
Short-term investments	572,146	545,615
Accounts receivable, net	209,793	228,028
Other receivables, net	103,841	76,462
Deferred income taxes	55,755	57,666
Other current assets	32,304	26,285
Total current assets	1,643,856	1,325,702

Long-term investments	1,112,100	1,125,632
Property and equipment, net	336,304	351,427
Goodwill	1,629,301	1,612,390
Other intangible assets, net	415,003	419,352
Other long-term assets	117,617	60,669
Total assets	$5,254,181	$4,895,172

Liabilities and Stockholders’ Equity:

Current liabilities:
Medical liabilities	$1,000,290	$752,774
Accounts payable and accrued liabilities	421,957	442,785
Deferred revenue	215,553	64,668
Current portion of long-term debt	10,000	10,000
Total current liabilities	1,647,800	1,270,227

Long-term debt	760,500	760,500
Other long-term liabilities	305,539	309,742
Total liabilities	2,713,839	2,340,469

Stockholders’ equity	2,540,342	2,554,703

Total liabilities and stockholders’ equity	$5,254,181	$4,895,172

COVENTRY HEALTH CARE, INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Amounts in thousands)

Quarter Ended
March 31, 2006
(unaudited)

Cash flows from operating activities:
Net earnings	$120,981
Adjustment to earnings:
Depreciation and amortization	26,716
Stock compensation	12,124
Amortization of deferred financing costs	432
Changes in assets and liabilities:
Accounts receivable, net	20,639
Medical liabilities	247,516
Accounts payable and accrued liabilities	(1,273)
Deferred revenue	150,885
Other operating activities	(87,447)
Net cash flows from operating activities	490,573

Cash flows from investing activities:
Capital expenditures, net	(26,760)
Payments for investments, net of sales and maturities	(17,322)
Payments for acquisitions, net of cash acquired	(25,938)
Net cash flows from investing activities	(70,020)

Cash flows from financing activities:
Proceeds from issuance of stock	5,163
Payments for repurchase of stock	(154,106)
Excess tax benefit from stock compensation	6,761
Net cash flows from financing activities	(142,182)

Net change in cash and cash equivalents for current period	278,371
Cash and cash equivalents at beginning of period	391,646
Cash and cash equivalents at end of period	$670,017

Cash and Investments:
Cash and cash equivalents	$670,017
Short-term investments	572,146
Long-term investments	1,112,100
Total cash and investments	$2,354,263

COVENTRY HEALTH CARE, INC.

RECONCILIATION OF OPERATING CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2006

(Amounts in thousands, unaudited)

	Stand-Alone Medicare Part D	All Other Operations	Consolidated As Reported
Net cash flows from operating activities	$ 185,299	$ 305,274	$ 490,573

April CMS premium payment	($ 45,249)	($ 59,474)	($ 104,723)
April reinsurance payment	($ 28,457)	($ 4,502)	($ 32,959)
April low-income subsidy payment	($ 30,527)	($ 779)	($ 31,306)

Adjusted operating cash flows	$ 81,066(1)	$ 240,519	$ 321,585

Net earnings	($ 9,768)	$ 130,749	$ 120,981

Operating cash flows as a percentage of net earnings	N/A	184%	266%

(1)	Stand-alone Medicare Part D adjusted operating cash flows include $71.9 million in reinsurance payments received for January through March.

COVENTRY HEALTH CARE, INC.

SELECTED OPERATING STATISTICS

HEALTH PLAN & MEDICARE PART D

(Unaudited)

HEALTH PLANS	Q1 2006	Total 2005	Q4 2005	Q3 2005	Q2 2005	Q1 2005	Total 2004

Revenue PMPM
Commercial	$ 255.96	$ 246.46	$ 251.80	$ 247.60	$ 244.14	$ 242.10	$ 226.59
Medicare	$ 836.00	$ 765.58	$ 766.90	$ 761.90	$ 764.94	$ 768.60	$ 695.96
Medicaid	$ 163.16	$ 157.52	$ 159.14	$ 157.10	$ 156.43	$ 157.46	$ 145.23
Management Fees	$ 16.72	$ 17.60	$ 15.66	$ 18.52	$ 18.59	$ 17.71	$ 17.10

Medical PMPM
Commercial	$ 201.83	$ 193.37	$ 194.87	$ 192.64	$ 195.23	$ 190.71	$ 179.21
Medicare	$ 684.29	$ 614.55	$ 605.33	$ 624.03	$ 597.27	$ 631.85	$ 579.92
Medicaid	$ 136.81	$ 133.32	$ 139.07	$ 134.38	$ 128.67	$ 131.33	$ 126.88

MLR %
Commercial	78.9%	78.5%	77.4%	77.8%	80.0%	78.8%	79.1%
Medicare	81.9%	80.3%	78.9%	81.9%	78.1%	82.2%	83.3%
Medicaid	83.9%	84.6%	87.4%	85.5%	82.3%	83.4%	87.4%
Total	79.9%	79.5%	78.8%	79.3%	80.1%	79.8%	80.5%

SGA % of revenues	11.3%	11.4%	12.5%	11.0%	10.8%	11.2%	11.5%
SGA PMPM	$ 22.88	$ 22.22	$ 24.69	$ 21.42	$ 21.03	$ 21.68	$ 20.81

Claims Statistics
Claims Inventory	148,441		137,413	133,888	139,700	139,462	149,263
Inventory Days on Hand	1.8		1.6	1.6	1.6	1.4	1.6
Total Medical Liabilities (000’s)	$742,247		$700,066	$686,981	$674,116	$668,132	$660,475
Days in Claims Payable	55.17		55.58	56.04	54.74	54.03	55.80

Member Growth
Same Store	5,000	37,000	39,000	39,000	19,000	(60,000)	64,000
Acquisition	-	-	-	-	-	-	62,000

MEDICARE PART D

Membership	529,000
Revenue PMPM (1)	$ 100.36
MLR %	98.0%

(1) Revenue PMPM excludes the impact of CMS risk-share premium adjustment and revenue ceded to insurance company distribution partners.

COVENTRY HEALTH CARE, INC.

SELECTED OPERATING STATISTICS

FIRST HEALTH & CONSOLIDATED COVENTRY

(Unaudited)

	Q1 2006	Total 2005	Q4 2005	Q3 2005	Q2 2005	Q1 2005 (2)	Total 2004

FIRST HEALTH

Membership
National Accounts							n/a
On-going accounts	498,000		669,000	671,000	729,000	733,000
Run-out (1)	170,000		90,000	90,000	64,000	73,000
Total National Accounts	668,000		759,000	761,000	793,000	806,000
Mail Handlers	424,000		462,000	468,000	474,000	483,000	n/a

Revenues By Product Line (000s)
National Accounts	$ 32,808	$ 141,283	$ 35,429	$ 37,588	$ 41,671	$ 26,595	n/a
FEHBP	53,420	204,678	55,827	60,337	58,219	30,295	n/a
Network Rental	31,897	89,442	22,376	24,643	24,587	17,836	n/a
Group Health Subtotal	118,125	435,403	113,632	122,568	124,477	74,726	n/a
Medicaid / Public Sector	43,727	183,197	56,290	49,742	46,439	30,727	n/a
Workers’ Compensation	51,425	193,714	52,953	50,694	53,651	36,416	n/a
Specialty Business Subtotal	95,152	376,911	109,243	100,436	100,090	67,143	n/a
Total First Health Revenues	$ 213,277	$ 812,314	$ 222,875	$ 223,004	$ 224,567	$ 141,869	n/a

SGA % of revenues	63.2%	64.9%	65.2%	65.7%	63.5%	65.3%	n/a

CONSOLIDATED COVENTRY

Operating income % of revenues	9.4%	12.0%	11.4%	12.5%	12.6%	11.4%	9.4%

SGA % of revenues	16.9%	17.9%	19.3%	18.2%	17.8%	16.1%	11.5%

Total Debt (millions)	$ 770.5		$ 770.5	$ 770.5	$ 888.0	$ 1,028.0	$ 170.5

Total Capital	$ 3,310.8		$ 3,325.2	$ 3,191.7	$ 3,159.0	$ 3,151.3	$ 1,382.9

Debt to capital	23.3%		23.2%	24.1%	28.1%	32.6%	12.3%

(1)	Company is still providing services to terminated customers.
(2)	Q1 2005 includes First Health results of operations for the period from when the transaction closed on January 28, 2005.